April 18, 2018

Securities and Exchange Commission

100 F Street, NE

Washington, DC 20549-7561

Re: TYG Solutions Corp.

Dear Madame or Sir

On April 12, 2018 our appointment as auditor for TYG Solutions Corp., ceased. We have read TYG Solutions Corp.’s statement included under Item 4.01 of its Form 8-K dated April 18, 2018 and agree with such statements, insofar as they apply to us.

Very truly yours,

/s/ PLS CPA

PLS CPA, A Professional Corp.

San Diego, CA 92111

Registered with the Public Company Accounting Oversight Board